POWER OF ATTORNEY Know all by Lhese presents. that the undersigne.d hereby constitutes and appoints each of the following employees of Nerd Wallet, Inc. (the '·Comp/111)'"}: E. M. Lysonge Chief Legal Ofliccr. Kimberly Kane Deputy General Counsel, Caitlin Koseck Corporate Counsel. Mary Nuttall Sr . Paralegal, Bridgett Gatewood Director of Legal Operations & Risk Management. and Steve Hwang Sr. Director offinancial Repo11ing, signing individually, the undersigned's true and lawful attorneys-in fact and agcms 10: (I} exccrne for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or greater than JO% swckholder of the Company. Forms 3. 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934. as amended and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execme any such Fonns 3. 4 or 5 (including any amendments thereto) and timely tile such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any nature whatsoever in connection with lhe foregoing which, in the opinion of such anorney•in•fact. may be of bendil to. in the best interest of. or legally required by. the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such tenns and conditions as such anorney-in-fact may approve in such attornc.y-in-fac,·s discrcLion. The undersigned hereby grants 10 each such attomey-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite� necessary or proper to be done in lhe exercise of any of the rights and powers herein gmnted. as fully to all intents and purposes as the undersigned might or could do if personally present. with full power of substitution or revocation, hereby ratifying and confiiming all that such attorney-in-fact_ or such attorney-in-fact's substinne or substitutes. shall lawfully do or cause to be done by vim1e of this power of attorney and the rights and powers herein granted. The. undersigned acknowledges that the. foregoing attorneys-in-fact� in serving in such capacity at the request of the undersigned. are not assuming. nor is the Company assuming. any of the undersigned's responsibilities to comply with Section 16 of1he Securities Exchange Act of 1934, as amended. This Power of Attorne)' shall remain in full force and effoc., until the earliest to occur of (a) ihc undersigned is no longer required to file Forms 3. 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company. (b) revocation by the undersigned in a signed writing delivered to the foregoing anorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorn�y-in-fact is no longer emplo)red by the Company or employed by or a partner at Jones Day LLP� as applicable. y 7. 2026.The undersigned bas caused this Power of Anorney to be execuccd as of Februar Sam, 13ua11, � Sam Brian M ischner, CRO

Notarial Acknowledgement State of ARIZONA ) County of MARICOPA ) On this day ____ 02_1_1 _12_0_26 ______ ___, before me, Suzanne Ellen Feinberg the undersigned Notary Public, personally appeared Sam Mischner and who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and, acknowledged to me that he executed the same for the purposes therein stated. This notarization was performed and recorded using remote online audio/visual communication technology. Description of Document Contents: Title or Type of Document: Document Date: Power of Attorney February 7, 2026 WITNESS my hand and official seal. Suzanne Ellen Feinberg, Notary Public Commission Expires: 08/29/2027 # of Pages: One (1) (Seal} A notary public or other officer completing this certificate verifies only the identity of the individual(s) who signed the document to which this certificate is attached, and not the truthfulness, accuracy or validity of that document.